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                                                                  EXHIBIT 10.49

                                                   M/I SCHOTTENSTEIN HOMES, INC.
                                                 PERFORMANCE BASED BONUS PROGRAM
                                                       SENIOR VICE PRESIDENT AND
                                                                       TREASURER
                                                       EFFECTIVE JANUARY 1, 1996

The Senior Vice President and Treasurer is eligible to receive up to 115% of December 31 base salary as per the following criteria:

         ACTUAL PRE-TAX NET INCOME: Provided the actual pre-tax net income (before charges for a bond redemption) of the Corporation equals $10,000,000, the Senior Vice President and Treasurer will receive a designated percentage of December 31 base salary as indicated by the following schedule:

                             Actual Pre-tax                          December 31 Base Salary
                             Income Results                                 Percentage
                             --------------                                 ----------
                     $10,000,000.00 - $12,999,999.99                           20%
                     $13,000,000.00 - $13,999,999.99                           25%
                     $14,000,000.00 - $14,999,999.99                           30%
                     $15,000,000.00 - $15,999,999.99                           35%
                     $16,000,000.00 - $16,999,999.99                           40%
                     $17,000,000.00 - $17,999,999.99                           50%
                     $18,000,000.00 - $18,999,999.99                           55%
                    $19,000,000.00  - $19,999,999.99                           85%
                    --------------------------------
                     $20,000,000.00 - $20,999,999.99                          100%
                     -------------------------------                          ----
                     $21,000,000.00 - $21,999,999.99                          105%
                     -------------------------------                          ----
                     $22,000,000.00 - $22,999,999.00                          110%
                     -------------------------------                          ----
                            $23,000,000.00 +                                  115%
                            ----------------                                  ----


PAYMENT

Bonuses are 50% payable at the end of January and 50% payable by March 15 of the following year the bonus is earned. The individual must be employed in this capacity with the Company on the date bonuses are distributed to receive a bonus. However, in the event of a promotion or transfer, the bonus will be allocated to time employed with each position. No amounts are considered due or payable in the event the employment relationship with the Company is terminated.

THE COMPANY RESERVES THE RIGHT TO REVISE THIS PROGRAM AS IT CONSIDERS NECESSARY.

ACKNOWLEDGED:


____________________________________________________________   ____________
          Name                                                    Date

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